EXHIBIT 7
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment Number 1 to the Guardian Separate Account K registration statement on Form S-6 (the "Registration Statement") of our report dated February 20, 2001, relating to the financial statements of The Guardian Separate Account K, and our report dated February 15, 2001, relating to the consolidated financial statements of The Guardian Insurance & Annuity Company, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Financial and Actuarial Experts" in such Registration Statement.

                 /s/ PricewaterhouseCoopers LLP
                 -------------------------------
                   PRICEWATERHOUSECOOPERS LLP

New York, New York
April 20, 2001